Exhibit 99.3
Nuance Communications, Inc.
GAAP to Non-GAAP Reconciliations
(dollars in millions)
Unaudited
Healthcare

	FY	FY	FY	FY	FY
	2006	2007	2008	2009	2010
GAAP revenue	$80.9	$222.5	$289.2	$369.4	$444.6
Acquisition-related adjustments	$12.9	$4.5	$3.9	$22.6	$4.7

Non-GAAP revenue	$93.9	$227.0	$293.1	$392.0	$449.3

Mobile and Consumer

	FY	FY	FY	FY	FY
	2006	2007	2008	2009	2010
GAAP revenue	$98.0	$138.1	$243.6	$209.1	$297.3
Acquisition-related adjustments	$0.0	$5.9	$36.8	$25.1	$12.1

Non-GAAP revenue	$98.0	$144.0	$280.4	$234.2	$309.4

Enterprise

	FY	FY	FY	FY	FY
	2006	2007	2008	2009	2010
GAAP revenue	$137.0	$167.4	$255.7	$302.2	$293.9
Acquisition-related adjustments	$0.0	$1.3	$9.6	$8.4	$2.2

Non-GAAP revenue	$137.0	$168.7	$265.4	$310.6	$296.1

Imaging

	FY	FY	FY	FY	FY
	2006	2007	2008	2009	2010
GAAP revenue	$72.6	$74.0	$79.9	$69.7	$83.1
Acquisition-related adjustments	$0.0	$0.0	$0.0	$3.9	$57.7

Non-GAAP revenue	$72.6	$74.0	$79.9	$73.6	$140.8

Schedules may not add due to rounding.